UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

PureCycle Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106
Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 877 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

PureCycle Technologies, Inc. (the “Company”) is party to that certain Credit Agreement (as amended, the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp., PureCycle Technologies, LLC, and PureCycle Augusta, LLC (collectively, the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Madison Pacific Trust Limited (the “Administrative Agent” and “Security Agent”), providing the Company with a revolving credit facility pursuant to which the Company can borrow up to $200 million (the “Revolving Credit Facility”). On April 11, 2025, the Company, the Guarantors, the Administrative Agent, the Security Agent and the Lenders executed an Eighth Amendment to the Credit Agreement (“Eighth Amendment to Credit Agreement”), which amends the Revolving Credit Agreement to extend the maturity date of the Revolving Credit Facility from March 31, 2026 to September 30, 2026. The Lenders and their affiliates are greater than 5% beneficial owners of the Company.

The foregoing summary of the Eighth Amendment to Credit Agreement is subject to, and qualified in its entirety by, the text of the Eighth Amendment to Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Side Letter

On April 11, 2025, the Company entered into a Side Letter (the “Side Letter”) with Sylebra Capital Management (“Sylebra Capital”), pursuant to which the Company agreed to forbear the exercise of its redemption rights with respect to the Series A Warrants, distributed September 17, 2022 (the “Series A Warrants”), that are held by investment entities affiliated with Sylebra Capital, until the earlier of (i) the one year anniversary of the date the Company’s redemption rights are triggered and (ii) the termination date of the Series A Warrants.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit
10.1

Eighth Amendment to Credit Agreement, dated as of April 11, 2025, among PureCycle Technologies, Inc., as the Borrower, PureCycle Technologies, LLC, PureCycle Technologies Holdings Corp., and PureCycle Augusta, LLC as Guarantors, the Lenders party thereto, and Madison Pacific Trust Limited, as Administrative Agent and Security Agent

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	April 15, 2025	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer